                                                                    Exhibit 10.7


                    SEPARATION AGREEMENT AND MUTUAL RELEASE

      This Separation Agreement and Mutual Release (the "Agreement") is entered into as of July 21, 2002 by and between Critical Path, Inc., a California corporation (the "Company"), and David C. Hayden ("Executive") (together "the Parties"). This Agreement is effective only if it has been executed by the Parties and the revocation period has expired as set forth in Sections 19(c) and
(d) below (the "Effective Date").

      WHEREAS, Executive was employed by the Company as Chairman and Executive Chairman pursuant to the terms of a letter agreement dated August 1, 2001 and as amended on February 12, 2002 (the "Letter Agreement");

      WHEREAS, the Parties have mutually agreed (i) to terminate their employment relationship, (ii) that Executive has voluntarily resigned from the Company's Board of Directors (the "Board") provided that this Agreement is executed and (iii) that they will release each other from any and all claims as of the Effective Date; and

      WHEREAS, the Parties have mutually agreed to treat the termination of employment as eligible for payment of the separation benefits provided under the Letter Agreement with the following modifications: (i) Executive will forfeit his right to receive a $2,500,000 loan from the Company to exercise his stock options in consideration of the extension of the period within which he may exercise his stock options, (ii) the Company will pay the separation payment provided for under the Letter Agreement in a lump sum and (iii) if there is a corporate transaction prior to September 30, 2003, Executive will be eligible for additional option vesting with all of the foregoing benefits subject to Executive's compliance with additional post-termination obligations.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

      1. TERMINATION OF EMPLOYMENT. Executive and the Company acknowledge and agree that Executive's employment with the Company terminated by mutual agreement effective as of the close of business on May 17, 2002 (the "SEPARATION DATE") and that pursuant to that agreement Executive voluntarily resigned as an employee and officer of the Company. For purposes of Executive's letter agreement and stock options, such termination and resignation shall be deemed to be a termination of employment by the Company without Cause. Provided this Agreement is executed, Executive and the

Company further acknowledge and agree that Executive voluntarily resigned as director of the Company as of the Separation Date.

      2. SEPARATION BENEFITS. In consideration for the release of claims set forth below and other obligations under this Agreement and in full satisfaction of its obligations to Executive under the terms of the Letter Agreement, and provided this Agreement is signed by Executive and not revoked under Section 19 herein, and further provided that Executive remains in full compliance with all of his obligations to the Company under this Agreement, the Company agrees to provide the separation benefits specified in Section 3 below to Executive. Benefits previously provided to Executive shall not be subject to forfeiture under this Section, but benefits that have not yet been provided (such as, for example, Executive's ability to exercise his stock options in the future) and the Company's obligations under this Agreement will be subject to cancellation upon written notice to Executive of a material breach of Executive's obligations or covenants followed by Executive's failure to cure such breach within 10 days of notice. Upon written notice of such a breach, all separation benefits (and the Company's obligations) shall be suspended pending the Company's determination of whether Executive has cured the breach within the 10 day time period. Except as set forth in Section 3(b), Executive acknowledges that as of the Separation Date, Executive shall have no right, title or interest in or to any other shares of the Company's capital stock or any other payments or benefits under any other agreement (oral or written) or plan with the Company.

      3.    PAYMENTS AND BENEFITS.

            (a) Consideration. As of the first day of the month following the Effective Date, and in consideration of the release of Executive's claims against the Company, the Company will pay to Executive a one time cash lump payment of $350,000 after taking into account applicable income and employment state and federal taxes (which the Company will pay) and assuming an aggregate marginal tax rate of 45%.

            (b) Stock Options. Executive's right to exercise all of his Company stock options shall continue until 1:00pm PST on July 1, 2005. Any and all such sales of the shares underlying Executive's options shall be made pursuant to the Company-acknowledged Rule 10b5-1 trading plan that is provided in Exhibit A to this Agreement except for any sales made in a manner consistent with the Company's rights under Exhibits A and B. Exhibit A is a part of this Agreement and shall be executed by Executive and will become effective only upon the effectiveness of this Agreement. As of the Effective Date, Executive will have a total of 6,168,000 vested options that are exercisable. Executive shall not be eligible for a loan from the Company to exercise any of his stock options notwithstanding anything to the contrary in his Letter Agreement and/or stock option agreements.

            (c) Promissory Note. The Executive's promissory note (as amended and restated on February 12, 2002) to pay the Company $1,950,000 plus interest (the "Promissory Note") shall be amended and restated as provided in Exhibit B (the "Second Restated Promissory Note") and such Second Restated Promissory Note shall provide that the repayment due date will be extended until June 30, 2005, provided, however, that prepayment of the loaned amounts shall occur upon the exercise of the stock options as provided in the Second Restated Promissory Note, and repayment can be accelerated by the Company upon a default (which default conditions are specified in the Second Restated Promissory Note). The loan, however, will not be defaulted for failure to pay interest annually or before the expiration of the loan term. Exhibit B is a part of this Agreement and it (and the accompanying Power of Attorney) shall be executed by Executive and will become effective only upon the effectiveness of this Agreement.

            (d) Benefits. The Company will directly pay for Executive's COBRA costs through May 31, 2003. Executive will not accrue vacation time and will not be eligible to participate in the Company's 401(k) plan, Employee Stock Purchase Plan or any other Company benefit plan or program after the Separation Date.

            (e) Change in Control. If there is an effective closing of a Change in Control of the Company prior to September 30, 2003, then Executive's remaining unvested stock options shall become immediately vested and be exercisable until 1:00pm PST on September 30, 2003 and will be subject to the Exhibit A Rule 10b5-1 trading plan. For purposes of this Agreement, a "Change in Control" of the Company shall be defined as the occurrence of any one of the following:

            (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization;

            (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets;

            (iii) The dissolution, liquidation or winding up of the Company;

            (iv) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this

            Paragraph (iv), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 but shall exclude:

                  (A) A trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company;

                  (B) A corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company; and

                  (C)   The Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions.

            (f) Legal Fees. The Company will pay the law firm of Bartko, Zankel, Tarrant & Miller, Executive's legal counsel, for their legal fees incurred in documenting this Agreement (not to exceed $50,000) provided that such fees are reasonable and necessary and are fully documented to the Company in itemized billing invoices and that such fees represent hourly charges for time actually incurred at reasonable billing rates. The Company shall not pay for any legal fees incurred after the Effective Date. The invoice(s) for such fees must be sent to the Company within 45 days after the Effective Date. The Company shall not withhold for any taxes for any payments made under this
Section 3(f).

      4. CONFIDENTIAL INFORMATION. In addition to applicable law, Executive agrees to continue to be bound by and comply with the Proprietary Information and Inventions Agreement and the Mutual Agreement of Confidentiality that were executed by and between Executive and the Company and these confidentiality obligations shall survive the termination of this Agreement.

      5.    RESERVED SECTION.

      6. CONFLICTING OBLIGATIONS. Executive certifies that Executive has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Executive from complying with the provisions hereof, and further certifies that Executive will not enter into any such conflicting agreement.

      7. NON-DISPARAGEMENT. Each party agrees not to make any unfavorable or disparaging written or oral remarks about the other to third parties. However, Executive acknowledges and agrees that the Company's non-disparagement obligation pursuant to this Agreement shall extend solely to the actions of the Company's current or future directors and officers and the Company employees directly responsible for the Company's public relations and press releases during the period of their service to the Company. The Company agrees that its officers and directors will not direct Company employees to make disparaging remarks about Executive. For purposes of this Agreement, "Officers" are those persons meeting the definition provided under Rule 16a-1(f) of the Securities Exchange Act of 1934 as amended.

      8.    ARBITRATION AND EQUITABLE RELIEF.

            (a) Disputes. Except as provided in Section 8(c) below, the Company and the Executive agree that any dispute or controversy arising under or in conjunction with this Agreement will be settled exclusively by arbitration in San Francisco, California. Any claim for arbitration shall be filed in writing with the arbitrator selected by both Parties within 3 business days after either party has notified the other in writing that it desires a dispute between them to be settled by arbitration. In the event the Parties cannot agree on such arbitrator within such three-day period, each party will select an arbitrator and inform the other party in writing of such arbitrator's name and address within two business days after the end of such three-day period and the two arbitrators so selected will as soon thereafter as possible select a third arbitrator; provided, however, that in the event of a failure by either party to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party will be the sole arbitrator of the dispute. The arbitration hearing will be held within seven days (or as soon thereafter as possible) after the selection of the arbitrator. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion and the arbitrator may close the hearing in his or her discretion after determining that he/she has heard sufficient evidence. The decision of the arbitrator will be issued as expeditiously as possible and in no event later than five business days after the hearing and the decision will be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction therefor. Punitive damages will not be awarded.

            (b) Consent to Personal Jurisdiction. The arbitrator(s) will apply California law to the merits of any dispute or claim, without deference to conflicts of law rules. Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

            (c) Equitable Relief. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

            (d) Acknowledgment. EXECUTIVE HAS READ AND UNDERSTANDS THIS AGREEMENT, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 8(c), AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

      9. GOVERNING LAW. This Agreement will be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

      10. ATTORNEY'S FEES. In any action brought by one of the parties to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney's fees, in addition to any other relief to which that party may be entitled under this Agreement.

      11. ASSIGNMENT. This Agreement and all rights under this Agreement will be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective owners, agents, officers, shareholders, employees, directors, attorneys, subsidiaries, parents, affiliates, successors, personal or legal representatives, executors, administrators, heirs, distributes, devisees, legatees, and assigns. This Agreement is personal in nature, and neither of the Parties to this Agreement will, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the rights and obligations of the Company under this Agreement may be assigned (without the consent of the Executive) to an entity which becomes the successor to the Company as the result of a merger or other corporate reorganization or sale of substantially all the assets to a successor which continues the business of the Company or any other subsidiary of the Company, provided, that such assignment will not relieve the Company of its obligations hereunder.

      12. NOTICES. For purposes of this Agreement, notices and other communications provided for in this Agreement will be in writing and will be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to the Executive:    David C. Hayden

                                    [______]

      With a copy to:         John J. Bartko, Esq.
                              Bartko, Zankel, Tarrant & Miller, Professional
                              Corporation
                              900 Front Street #300
                              San Francisco, CA 94111


      If to the Company:      Critical Path, Inc.
                              350 The Embarcadero
                              San Francisco, CA 94105-1204
                              Attn: Board of Directors

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this Section 12. Such notices or other communications will be effective upon delivery or, if earlier, three days after they have been mailed as provided above.

      13. INTEGRATION. This Agreement, this Agreement's Exhibits (the Rule 10b5-1 Trading Plan and the Second Amended and Restated Secured Promissory
Note), the Executive's stock option agreements with the Company (as amended by this Agreement), the Proprietary Information and Inventions Agreement and the Mutual Agreement of Confidentiality represent the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior agreements (including but not limited to the Letter Agreement and Promissory Note) whether written or oral. Except as amended herein, the provisions contained in the Executive's stock option agreements remain in effect.

      14. MODIFICATION. This Agreement may only be amended in a writing signed by Executive and the Chief Executive Officer of the Company. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by the party against whom enforcement of the change or modification is sought. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder will not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party will not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

      15. RIGHT TO ADVICE OF COUNSEL. Executive acknowledges that he has had the opportunity to fully review this Agreement and, if he so chooses, to consult with counsel, and is fully aware of his rights and obligations under this Agreement.

      16. RELEASE OF EXECUTIVE. In exchange for Executive's promises set forth herein, all of which are good and valuable consideration, the Company agrees to and does hereby release and forever discharge Executive from any rights, claims, actions and demands it has against Executive under, as a result of, or arising out of Executive's prior employment as an employee pursuant to the Letter Agreement, from any and all other rights, claims, actions, demands, causes of action, obligations, attorneys' fees, costs, damages, and liabilities of whatever kind or nature, in law or in equity that the Company may have and as of the Separation Date (whether or not known) including but not limited to any claims it may have under any other federal, state or local Constitution, Statute, Ordinance and/or Regulation and/or those arising under common law including but not limited to tort, express and/or implied contract and/or implied contract, arising out of or, in any way, related to Executive's employment or service as a director with the Company.

      17. CIVIL CODE SECTION 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. The Parties also represent that they do not presently intend to bring any claims on their own behalf or on behalf of any other person or entity against any other person or entity referred to herein. Executive and the Company acknowledge that they are familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Executive and the Company, being aware of said Code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

      18.   EXECUTIVE'S COVENANTS.

            (a) General. The Executive agrees that for all periods described in this Agreement, he shall conduct himself reasonably with respect to the Company and its employees, directors, shareholders, consultants, customers, affiliates and agents. Executive shall also provide the Company with itemized receipts for his business expenses incurred as of the Separation Date as soon as practicable but in no event later than July 31, 2002.

            (b)   Reserved Section.

            (c) Confidentiality of this Agreement. Executive agrees to use his reasonable efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Separation Information"). Executive hereto agrees to take every reasonable precaution to prevent disclosure of any Separation Information to third parties, except for disclosures required by law or necessary to effectuate the terms of this Agreement.

            (d) Cooperation. Executive shall fully cooperate in the defense of any action brought by any third party against the Company that relates in any way to Executive `s acts or omissions while employed by the Company or in the defense of any action brought by any third party relating to litigation pending against the Company as of the Separation Date.

            (e) Company Resources. As of the execution of this Agreement, Executive will no longer represent that he is an officer or employee or director of the Company. As soon as practicable following execution of this Agreement, Executive will return all Company property to the Company including but not limited to Confidential Information, keys, computers, cell phones, pagers, monitors, business cards, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to the Company. Executive will also no longer utilize any Company property or enter onto any Company premises without the prior written approval of the Company's Chief Executive Officer. Executive further agrees to have no direct contact with Company employees (other than the Chief Executive Officer or Elece Hemple) during normal business hours except as specifically requested in writing by the Company's Chief Executive Officer; provided, however, that Executive shall not be deemed to have violated this provision if the contact was initiated by the Company employee(s).

            (f) Non-Solicitation. Executive agrees that until September 30, 2003, he shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees (other than Elece Hemple) or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage any of the Company's employees (other than Elece Hemple) or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for himself or for any other person or entity. Further, Executive shall not attempt to negatively influence any of the Company's clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

            (g) No Further Employment. Executive understands and agrees that he is not entitled to any further or future employment with the Company or further or future compensation and/or payments of any kind from the Company other than those specifically provided for under this Agreement. Executive warrants and represents that he shall not hereafter reapply for or otherwise seek any position of employment with the Company and he shall not institute or participate in any claim, action, lawsuit or proceeding against the Company for any failure to employ or re-employ him after the Effective Date.

            (h) Breach of Agreement. Executive acknowledges that upon material breach of any provision of this Agreement, the Company would sustain irreparable harm from such breach, and, therefore, Executive agrees that in addition to any other remedies which the Company may have for any material breach of this Agreement or otherwise, the Company shall be entitled to obtain equitable relief including specific performance, injunctions and restraining the Executive from committing or continuing any such violation of this Agreement. Executive further agrees that if the Company ceases such obligations as a result of the Executive's material breach of this Agreement, Executive's waiver and release set forth in this Agreement shall remain in full force and effect at all times in the future.

      19. EXECUTIVE'S RELEASE OF CLAIMS. In exchange for the Company's promises set forth herein, all of which are good and valuable consideration, Executive hereby releases and forever discharges the Company of and from any and all rights, claims, actions, demands, causes of action, obligations, attorneys' fees, costs, damages, and liabilities of whatever kind or nature, in law or in equity, that Executive may have (whether known or not known) (except for his claims to indemnification to the extent permitted under the Company's bylaws or pre-existing indemnification agreements or as permitted by California law or as may be available to Executive under the Company's directors' and officers' liability insurance coverage) and except as provided in this Agreement and the Executive's stock option agreements (collectively, "Claims"), accruing to him as of the Effective Date, that he has ever had, including but not limited to Claims based on and/or arising under Title VII of the Civil Rights

Act of 1964, as amended, The Americans with Disabilities Act, The Family Medical Leave Act, The Equal Pay Act, The Employee Retirement Income Security Act, The Fair Labor Standards Act, and/or the California Fair Employment and Housing Act; The California Constitution, The California Government Code, The California Labor Code, The Industrial Welfare Commission's Orders, The Securities Act of 1933, The Securities Exchange Act of 1934 and any and all other Claims he may have under any other federal, state or local Constitution, Statute, Ordinance and/or Regulation; and all other Claims arising under common law including but not limited to tort, express and/or implied contract and/or quasi-contract, arising out of or, in any way, related to Executive's previous relationship with the Company as an employee or director. Furthermore, Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended, and that this waiver and release is knowing and voluntary. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that:

            (a) he should consult with an attorney prior to executing this Agreement;

            (b) he has at least twenty-one (21) days within which to consider this Agreement;

            (c) he has up to seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and

            (d) this Agreement shall not be effective until the revocation period in Section 19(c) has expired.

      The Company and Executive agree that the release set forth in this Section 19 shall be and remain in effect in all respects as a complete general release as to the matters released.

      20. LABOR CODE SECTION 206.5. Executive agrees that the Company has paid to Executive his accrued salary and accrued vacation as of the Separation Date and that these payments represent all such monies due to Executive through the Effective Date. In light of the payment by the Company of all wages due, or to become due to Executive, California Labor Code Section 206.5 is not applicable to the Parties hereto. That section provides in pertinent part as follows:

                  No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

      21. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      22. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original, and which together will be a single instrument.

      23. NO REPRESENTATIONS. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

      24. AUTHORITY. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

      25. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

            (a)   They have read this Agreement;

            (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

            (c) They understand the terms and consequences of this Agreement and of the releases it contains;

            (d) They are fully aware of the legal and binding effect of this Agreement.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.


DAVID C. HAYDEN, EXECUTIVE                CRITICAL PATH, INC.

By: /s/ David Hayden                      By: /s/ William McGlashan
    __________________________________        __________________________________

Date: July 21, 2002                       Name: ________________________________


AGREED: STOREY HAYDEN                     Title: _______________________________

By: /s/ Storey Hayden                     Date: July 21, 2002
    __________________________________

                                    EXHIBIT A

                            RULE 10b5-1 TRADING PLAN

                                    EXHIBIT B

               SECOND AMENDED AND RESTATED SECURED PROMISSORY NOTE

                            RULE 10b5-1 TRADING PLAN

      This plan to sell the common shares (the "Sales Plan") of Critical Path, Inc. (the "Issuer"), is hereby adopted as of July 21, 2002 by and between Issuer and David C. Hayden (the "Seller"). This Sales Plan will become effective if and only if the Separation Agreement and Mutual Release, entered into by and between Issuer and Seller on July 21, 2002 (the "Separation Agreement") becomes effective (the "Effective Date").

      WHEREAS, the Seller desires to establish this Sales Plan to facilitate the sale of Seller's shares of common stock of the Issuer (the "Stock") in compliance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and to achieve an orderly disposition of Seller's shares;

      WHEREAS, as of the Effective Date, the Seller holds vested options to purchase up to 6,168,000 shares of Stock (the "Options");

      WHEREAS, as of the Effective Date, the Seller owes the Issuer $1,950,000 plus accrued interest pursuant to a Full Recourse Second Amended and Restated Secured Promissory Note by and between Seller and Issuer dated as of July 21, 2002 (the "Promissory Note") in which Seller reaffirmed the security interest in the Options and underlying shares that Seller had previously granted to Issuer;

      WHEREAS, Seller desires to use the proceeds from sales effected under this Sales Plan (and outside the Sales Plan involving Seller's shares that were acquired pursuant to the exercise of his stock options) to help pay the amounts due under the Promissory Note;

      WHEREAS, the Stock is principally traded on the NASDAQ national market system (the "Exchange");

      WHEREAS, Seller will select a qualified broker ("Broker") that will perform the obligations of Broker under this Sales Plan and that such Broker shall execute a counterpart signature to this Sales Plan and become a party to this Sales Plan but that the failure of Seller to timely obtain a Broker shall not invalidate this Sales Plan or the obligations of Seller under this Sales Plan;

      NOW, THEREFORE, the Seller hereby agrees to the following:

 1. PLANNED SALES FOR SELLER'S EMPLOYEE STOCK OPTION PLAN SHARES

            Seller shall effect a sale of 100,000 shares of Stock acquired pursuant to the exercise of the Options after the Effective Date through Broker at the then-prevailing market price(s) on the first business day of every week when the Exchange is open for trading provided that the pre-tax gain is at least $4.00 per share.

            The ordering of Seller's shares to be sold by Broker shall be accomplished in a manner such that the shares with the lowest Option per share exercise price shall be sold first in time. Broker shall promptly place (or have placed) market orders to sell as many of the above shares as possible during such applicable trading days. The Seller shall execute in advance all documentation required by Issuer and Broker so that the actions contemplated by this paragraph can be executed, if necessary, in a same day Option exercise/sale of shares transaction. The itemized schedule below shows Seller's Options and their exercise prices. All of the Options shown in the table below expire no later than 1:00pm PST July 1, 2005.

            Option Grant Date      Per Share Exercise Price     # of Shares
            -----------------      ------------------------     -----------
            July 31, 2001                    $0.36               4,000,000
            Nov. 9, 2001                     $1.13               2,168,000
                                             -----               ---------
            Total                                                6,168,000

            Additionally, if any of Seller's unvested stock options become vested as a result of an Issuer "Change in Control" (as defined in the Separation Agreement) prior to September 30, 2003, then such stock options shall also become subject to being sold under this Sales Plan (provided, however, that such additional stock options shall expire no later than 1:00pm PST on September 30, 2003). Any leftover, unsold shares from paragraph 1 after its respective trading period has passed shall be carried forward to be sold in the subsequent selling time periods in accordance with the trading instructions under this Sales Plan.

            The proceeds from any sales consummated under this Sales Plan (or outside this Sales Plan involving Seller's shares that were acquired pursuant to the exercise of his stock options) shall be first applied by the Broker to the Company to satisfy (i) the option exercise price, (ii) federal and state income and employment taxes payable on such amounts, (iii) the actual amount of the reasonable broker fees and commissions payable to unrelated third parties in connection with such exercise and (iv) the outstanding balance on the Promissory Note before the remainder (if any) is distributed to Seller (or any assigns or creditors of Seller). Except as otherwise specifically provided herein, all sales made under this Sales Plan shall be executed pursuant to the regular operating procedures of the Broker.

 2. EFFECTIVE DATE. This Sales Plan is effective as of the Effective Date with the first such possible sales under this Sales Plan commencing at least thirty (30) days after the Effective Date.

 3. CESSATION OF SALES. Sales under this Sales Plan shall be suspended upon either (i) the date that the Issuer or any other person publicly announces a tender or exchange offer with respect to the Stock, (ii) the date of a public announcement of a merger, acquisition, reorganization, recapitalization or comparable transaction affecting the securities of the Issuer as a result of which the Stock is exchanged or converted into shares of another company, (iii) the date on which Issuer receives notice of the commencement of any proceedings in respect of or triggered by Seller's bankruptcy or insolvency, or (iv) the date that an officer in Issuer's legal department notifies either Seller or Broker that sales under the Sales Plan are suspended pursuant to the Issuer's insider trading policy or any other Issuer policy in Issuer's sole discretion. No further sales shall be made under this Sales Plan after its suspension until Issuer notifies Broker and Seller that trading may resume under the Sales Plan.

 4. TERMINATION OF SALES PLAN. This Sales Plan shall terminate on the earlier of:

            (i) the date that the Seller no longer holds any shares of Stock or options to purchase Stock identified in paragraph 1 above;

            (ii)  the death of the Seller;

            (iii) the date that the principal and accrued interest under the
                  Promissory Note is paid in full to the Company and the Promissory Note is thereby canceled;

            (iv) the date that an officer in Issuer's legal department, in Issuer's sole discretion, notifies either Seller or Broker that this Sales Plan is terminated pursuant to the Issuer's insider trading policy or any other Issuer policy; or

            (v)   1:00pm PST on July 1, 2005 (the "Expiration Date").

            No further sales shall be made under this Sales Plan after its termination.

 5. MARKET DISRUPTION OR OTHER RESTRICTIONS. Seller understands that Broker may not be able to effect a sale due to a market disruption or a legal, regulatory or contractual restriction applicable to the Broker. If any sale cannot be executed as required by paragraph 1, due to a market disruption, a legal, regulatory or contractual restriction applicable to the Broker or any other event, Seller understands that Broker shall effect such sale(s) as soon as practicable after the cessation or termination of such market disruption, applicable restriction or other event.

 6. SELLER REPRESENTATIONS. As of the Effective Date, Seller represents and warrants that Seller is not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock) that would serve as the basis for any sales made under this Sales Plan and is entering into this Sales Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. Seller agrees that he is fully aware of Issuer's insider trading policies and agrees to continue to fully comply with such insider trading policies while this Sales Plan is in effect. Seller agrees that Seller shall immediately notify Broker if the Seller becomes subject to a legal or regulatory restriction or undertaking that would prevent the Broker from making sales under this Sales Plan, and, in such a case, trading shall be immediately suspended under the Sales Plan and any resumption of trading shall not occur until an officer in Issuer's legal department has acknowledged that trading may resume under this Sales Plan. Seller further represents and warrants that except for the rights of the Issuer the Stock to be sold under this Sales Plan are owned free and clear by Seller (subject only to the compliance by Seller with the exercise provisions of the Options) and will be timely delivered to Broker for sales to be executed. While this Sales Plan is in effect, Seller also represents that, unless he first gives Issuer five business days advance written notice (in order that Issuer may elect to purchase from Seller the shares to be sold or to arrange a private sale to a third party on the same terms as Seller will be selling such shares), he will not sell (or pledge or hypothecate) any of the shares underlying the Options (or shares underlying the options that vest as a result of a Change in Control) except as provided under this Sales Plan, provided, however that this Sales Plan shall not in any way impact or hinder Issuer's rights to cancel the Options or require a same day Option exercise/sale of the underlying shares pursuant to the Promissory Note. Upon a public announcement of a prospective "Change in Control" of the Issuer (as defined in the Separation Agreement), the five business days notice obligation for Seller in the preceding sentence will not be applicable if the prospective acquirer of Issuer agrees in writing to waive such requirement.

 7. RULE 10b5-1 COMPLIANCE. It is the intent of this Sales Plan that it comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and this Sales Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c). Seller represents and warrants that Seller shall not directly or indirectly seek to influence Broker with respect to how Broker performs its duties under this Sales Plan. Seller agrees that Seller shall not, directly or indirectly, communicate any information relating to the Stock or the Issuer to any employee of Broker or Issuer who is involved, directly or indirectly, in executing this Sales Plan at any time while this Sales Plan is in effect. Additionally, Seller shall not communicate with Broker about
    (i) any future sales to be executed under this Sales Plan and (ii) any pending sales while this Sales Plan is in effect.

 8. RULE 144 COMPLIANCE. If Seller is subject to Rule 144 under the Securities Act of 1933, as amended, then Seller agrees to fully comply with all applicable requirements under Rule 144 and Seller understands that Broker will conduct all sales in accordance with the Rule 144 manner of sale requirement and in no event shall Broker effect any sale if such sale would exceed the then applicable volume limitation under Rule 144, assuming Broker's sales under this Sales Plan are the only sales subject to that limitation. Seller agrees not to take, and agrees to cause any person or entity with which Seller would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 not to take, any action that would cause the sales not to comply with Rule 144. Seller shall be responsible for making (but may request Broker to effect on Seller's behalf) all required Form 144 filings.

 9. EXCHANGE ACT COMPLIANCE. Seller shall make all filings, if any, required under Sections 13 and 16 of the Exchange Act and shall comply with all such laws and regulations of the Exchange Act.

10. INTEGRATION. This Sales Plan supersedes any prior automatic or formula-based sales plans and shall be governed by and construed in accordance with the laws of the State of California.

11. AMENDMENTS. This Sales Plan may be modified, amended or terminated by the Seller only by a writing signed by the Seller at a time when the Seller is able to make and does make all the representations and warranties specified in paragraph 6 and elsewhere in this Sales Plan and further provided that Issuer acknowledges such amendment in writing. The effective date of any amendment to this Sales Plan shall not occur until thirty (30) days after Issuer acknowledgement of the amendment pursuant to paragraph 12 and this pre-amended Sales Plan shall continue to be in effect during such sixty day period.

12. ISSUER ACKNOWLEDGEMENT. This Sales Plan (and any subsequent modifications or amendments under paragraph 11) is effective only if the Issuer provides written acknowledgement of the amended Sales Plan.

13. BROKER REPRESENTATIONS. By signing below, Broker represents to Seller and Issuer that Broker will be able to competently perform all of the duties for Broker that are set forth in this Sales Plan and also timely and accurately execute the transactions contemplated by this Sales Plan. Broker further agrees not to use any information about any planned sales under this Sales Plan in connection with purchases or sales of, or trading in, any securities of the Issuer, or derivative securities thereof, or provide other people with such information or recommend that other people buy or sell securities based upon such information. Broker agrees to promptly notify Seller and Issuer if at some point in the future, Broker is unable to perform its obligations under this Sales Plan.

14. ADJUSTMENTS. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Stock, a declaration of a dividend payable in a form other than Stock in an amount that has a material effect on the price of the Issuer's shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of shares of Stock, a recapitalization, a spin-off or a similar occurrence, then all prices, number of shares and number of options referenced in this Sales Plan shall be adjusted as appropriate and consistent with any adjustments that are made to other Issuer shareholders and optionees.

15. DISCLOSURE. Seller and Broker each agree that the Issuer, in its sole discretion, may publicly disclose the existence and terms of this Sales Plan.

16. COMMUNICATIONS. Seller and Broker agree that any communications or correspondence (or notices) between Seller and Broker with respect to this Sales Plan shall solely be in writing, with a copy of all such writings contemporaneously provided to Issuer by Seller, and such correspondence shall be deemed to have been duly received by the recipient as of the first business day following (a) transmission by a nationally recognized overnight delivery service or by registered or certified mail, postage prepaid or (b) transmission by a confirmed facsimile transmission or (c) electronic mail. All such correspondence shall be addressed to each recipient at their respective locations specified below on the signature page.

17. AUTHORIZATION. Seller and Broker each authorize Issuer's legal department and other insider trading personnel to take any necessary steps to ensure that this Sales Plan complies with all of Issuer's policies.

18. SELLER RELEASE AND INDEMNIFICATION. In consideration of entering into this Sales Plan, Seller agrees to fully and forever waive, release and discharge any and all claims, demands, or causes of action (including for related attorneys' fees and court and litigation costs and expenses), whether known or unknown, against Issuer or its predecessors, successors, or past or present subsidiaries, officers, directors, agents, employees and assigns, with respect to the following matter(s) that may arise under this Sales
    Plan: (i) any decision by the Issuer to suspend trading under this Sales Plan or terminate this Sales Plan, (ii) invasion of privacy, (iii) any failure or refusal of the Issuer to consent to a trade under this Sales Plan, or (iv) any issues or errors with respect to the adoption, operation, execution of trades or termination of this Sales Plan, (with all such matters collectively referred to as "Seller Released Matters"), and Seller further agrees to defend, indemnify and hold Issuer harmless from any liability that may arise from the Seller Released Matters.

19. BROKER LIMITED RELEASE AND INDEMNIFICATION. In consideration of entering into this Sales Plan, Broker agrees to fully and forever waive, release and discharge any and all claims, demands, or causes of action (including for related attorneys' fees and court and litigation costs and expenses), whether known or unknown, against Issuer or its predecessors, successors, or past or present subsidiaries, officers, directors, agents, employees and assigns (excluding however the Seller), with respect to any matter(s) that may arise under this Sales Plan to the extent that it is caused by Broker's "Culpable Conduct," which is defined as (i) Broker's errors of omission or commission or (ii) Broker's negligence or (iii) Broker's misconduct or misfeasance or (iv) Broker's failure to perform its obligations under this Plan (with all such matters collectively referred to as "Broker Released Matters"); excluding from the scope of such Broker Released Matters any matter, or any proportionate share of a matter, not caused by Broker's Culpable Conduct. Broker further agrees to defend, indemnify and hold Issuer harmless from any liability that may arise from the Broker Released Matters solely to the extent of any Broker's Culpable Conduct.

20. COUNTERPARTS. This Sales Plan may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the undersigned have executed this Sales Plan as of the date first written above.


                                          ______________________________________
                                          DAVID C. HAYDEN
                                          PHONE
                                          FAX
                                          EMAIL


AGREED:
BROKER



______________________________________
Name:
Title:
ADDRESS
PHONE
FAX
EMAIL



ACKNOWLEDGED:

CRITICAL PATH, INC.



______________________________________
Name:
Title:
350 The Embarcadero
San Francisco, CA 94105-1204
PHONE
FAX
EMAIL